UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2018 (November 28, 2018)

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 28, 2018, Humana Inc. (“Humana”) entered into an accelerated stock repurchase agreement (the “ASR Agreement”) with Goldman Sachs & Co. LLC (“Goldman Sachs”) to repurchase $750 million of Humana’s common stock as part of the $3.0 billion share repurchase program that Humana announced on December 14, 2017.

Under the ASR Agreement, Humana will make a payment of $750 million to Goldman Sachs and will receive an initial delivery of 1,937,797 shares of Humana common stock from Goldman Sachs. The specific number of shares that Humana ultimately will repurchase pursuant to the ASR Agreement will be based generally on the daily volume-weighted average share price of Humana common stock over the term of the ASR Agreement, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. Final settlement under the ASR Agreement is expected to occur in the first quarter of 2019. The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms upon certain specified events, the circumstances generally under which final settlement of the ASR Agreement may be accelerated or extended or the ASR Agreement may be terminated early by Goldman Sachs or Humana, and various acknowledgements and representations made by the parties to each other. At final settlement, under certain circumstances, Humana may be entitled to receive additional shares of Humana common stock from Goldman Sachs or Humana may be required to make a cash payment or, if Humana elects, deliver shares of Humana common stock to Goldman Sachs. The obligations of Goldman Sachs under the ASR Agreement are guaranteed by The Goldman Sachs Group, Inc. All of the shares of Humana common stock delivered to Humana under the ASR Agreement will be held in treasury or retired.

Item 7.01	Regulation FD Disclosure.

Humana Inc. issued a press release on November 28, 2018, announcing the share repurchase transactions pursuant to the ASR Agreement, as well as updated financial guidance for the year ending December 31, 2018, and updated membership projections for the year ending December 31, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Master Confirmation, by and between Humana Inc. and Goldman Sachs & Co. LLC, dated November 28, 2018.

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/Cynthia H. Zipperle
Cynthia H. Zipperle
Senior Vice President, Chief Accounting Officer and Controller
(Principal Accounting Officer)

Dated: November 28, 2018